EXHIBIT 21.1

SUBSIDIARIES OF LIFELINE SYSTEMS, INC.

Lifeline Systems Company

111 Lawrence Street

Framingham, Massachusetts 01702-8156

A Massachusetts business trust

Lifeline Systems Securities Corporation

111 Lawrence Street

Framingham, Massachusetts 01702-8156

Incorporated in the Commonwealth of Massachusetts

Protect Emergency Response Systems, Inc.

3975-A Industrial Way

Concord, California 94520

Incorporated in the State of California

Lifeline Systems Canada, Inc.

95 Barber Greene Road

North York, Ontario, Canada M3C 3E9

Incorporated in the Province of Ontario, Canada